UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2012

Servotronics, Inc.
(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059-0300
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on July 3, 2012, the shareholders (i) elected the four director nominees (ii) approved the adoption of the Servotronics, Inc. 2012 Long-Term Incentive Plan and (iii) ratified the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2012 fiscal year.

The results of the voting for the four director nominees were as follows:

Name	For	Withhold Authority	Broker Non-Votes
Dr. William H. Duerig	1,660,719.565	54,789.006	561,420
Mr. Donald W. Hedges	1,660,719.565	54,789.006	561,420
Mr. Nicholas D. Trbovich, Jr.	1,393,990.571	321,518.000	561,420
Dr. Nicholas D. Trbovich	1,390,875.571	324,633.000	561,420

The results of the voting for the adoption of the Servotronics, Inc. 2012 Long-Term Incentive Plan were as follows:

For	Against	Abstentions	Broker Non-Votes
1,628,492.6597	65,708.8949	21,307.0176	561,420

The results of the voting for the ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2012 fiscal year were as follows:

For	Against	Abstentions
2,242,362.1426	22,261.8561	12,304.5735

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

    10.1  Servotronics, Inc. 2012 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders)

Signature(s)

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           July 9, 2012

Servotronics, Inc.

By:	/s/ Cari L. Jaroslawsky, Chief Financial Officer
Cari L. Jaroslawsky
Chief Financial Officer